UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) July 11, 2006 (July 5, 2006)
DYNAMEX INC.
(Exact name of registrant as specified in its charter)

Delaware	000-21057	86-0712225
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1870 Crown Drive		75234
Dallas, Texas		(Zip Code)
(Address of principal executive
offices)
Registrant’s telephone number, including area code:
(214) 561-7500
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
(a)	On July 5, 2006, Dynamex Inc. (the “Company”) and James H. Wicker III, President, Dynamex U.S., entered into a General Release and Severance Agreement (the “Agreement”) in connection with Mr. Wicker’s resignation described under Item 5.02 below. Pursuant to the Agreement, Mr. Wicker is entitled to total severance pay of $200,000, payable in twelve equal monthly installments beginning July 28, 2006. The terms of the Agreement have been agreed between the parties in full and final settlement of the termination of his employment and any claims related to it. A copy of the Agreement is attached hereto as Exhibit 10.1.
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
(b)	On July 5, 2006, James H. Wicker III resigned from Dynamex Inc. and the position of President, Dynamex U.S. to pursue other opportunities.
Item 9.01 Financial Statements and Exhibits
10.1	A General Release and Severance Agreement between Dynamex Inc. and James H. Wicker III, President, Dynamex U.S. in connection with his resignation from Dynamex Inc.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DYNAMEX INC.

Dated: July 11, 2006	By:	/s/ Ray E. Schmitz

Ray E. Schmitz
Vice President and
Chief Financial Officer

EXHIBIT INDEX

10.1	A General Release and Severance Agreement between Dynamex Inc. and James H. Wicker III, President, Dynamex U.S. in connection with his resignation from Dynamex Inc.